                     CHL MORTGAGE PASS-THROUGH TRUST 2006-J1


                                FINAL TERM SHEET


                             [LOGO OF COUNTRYWIDE*]


                           $406,869,042 (APPROXIMATE)


                                   CWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED JANUARY 30, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-J1
           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING FEBRUARY 27, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                     INITIAL CLASS
                     CERTIFICATE
                   BALANCE / INITIAL
                       NOTIONAL           PASS-THROUGH
                       AMOUNT(1)             RATE(2)
                  ------------------      ------------
Class 1-A-1       $      184,087,000          5.75%

Class 1-A-2       $       33,976,000          5.75%

Class 1-A-3       $        7,089,000          5.75%

Class 1-A-4       $       24,231,000          5.75%

Class 1-A-5       $        1,740,000          5.75%

Class 1-X         $      250,568,268(3)     Variable

Class 2-A-1       $       48,860,000          5.50%

Class 2-X         $       42,812,790(3)     Variable

Class 3-A-1       $       95,223,000          6.00%

Class 3-X         $       97,888,150(3)     Variable

Class PO          $          212,642          (4)

Class A-R         $              100          5.75%

Class M           $        7,770,000        Variable

Class B-1         $        2,453,500        Variable

Class B-2         $        1,226,800        Variable

                                     SUMMARY

ISSUING ENTITy

CHL Mortgage Pass-Through Trust 2006-J1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

ORIGINATORS

The Sponsor originated 71.36%, 45.45% and 77.09% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively. Additionally, approximately 12.61%, 5.82% and 13.44% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, were originated by Flagstar Bank, FSB and approximately 5.85%, 31.23% and 2.22% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, were originated by Wachovia Mortgage Corporation. The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, did not originate more than 10% of the mortgage loans in each loan group.

MASTER SERVICER

Countrywide Home Loans Servicing LP

SERVICERS

Countrywide Home Loans Servicing LP services 94.14%, 67.63% and 99.52% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively. Additionally, approximately 4.97%, 31.23% and 0.48% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, are being serviced by Wachovia Mortgage Corporation. The remainder of the mortgage loans in each loan group are being serviced by various other servicers, which, individually, do not service more than 10% of the mortgage loans in each loan group.

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of January 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

CLOSING DATE

On or about January 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of three loan groups. Each loan group will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance        $259,708,008

Geographic Concentrations in excess
   of 10%:

   California                                  35.03%

Weighted Average Original LTV Ratio            72.92%

Weighted Average Mortgage Rate                 6.201%

Range of Mortgage Rates                      6.000% to
                                             6.375%

Average Current Principal Balance            $539,933

Range of Current Principal Balances         $52,000 to
                                            $2,742,318

Weighted Average Remaining Term to
   Maturity                                 359 months

Weighted Average FICO Credit Score             747

LOAN GROUP 2

Aggregate Current Principal Balance         $50,723,846

Geographic Concentrations in excess
   of 10%:

   California                                 29.95%

   Virginia                                   10.87%

Weighted Average Original LTV Ratio           69.12%

Weighted Average Mortgage Rate                5.825%

Range of Mortgage Rates                      5.125% to
                                             5.875%

Average Current Principal Balance            $563,598

Range of Current Principal Balances         $410,905 to
                                            $1,436,986

Weighted Average Remaining Term to
   Maturity                                 358 months

Weighted Average FICO Credit Score             746

LOAN GROUP 3

Aggregate Current Principal Balance         $98,481,900

Geographic Concentrations in excess
   of 10%:

   California                                  33.17%

   Florida                                     10.70%

   New York                                    12.30%

Weighted Average Original LTV Ratio            71.44%

Weighted Average Mortgage Rate                 6.614%

Range of Mortgage Rates                     6.500% to
                                            7.750%

Average Current Principal Balance            $529,473

Range of Current Principal Balances         $100,730 to
                                            $1,990,861

Weighted Average Remaining Term to
   Maturity                                 357 months

Weighted Average FICO Credit Score             740

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue 19 classes of certificates, 15 of which are offered by this free writing prospectus and the accompanying prospectus:

                     INITIAL CLASS                                      INITIAL       INITIAL
                     CERTIFICATE                                        RATING        RATING
                   BALANCE / INITIAL                                    (FITCH)      (MOODY'S)
     CLASS        NOTIONAL AMOUNT(1)                 TYPE                 (2)           (2)
---------------   ------------------      --------------------------   ----------   ----------
OFFERED
CERTIFICATES

Class 1-A-1       $      184,087,000      Senior/Fixed Pass-Through       AAA          Aaa
                                                     Rate

Class 1-A-2       $       33,976,000      Senior/Fixed Pass-Through       AAA          Aaa
                                                     Rate

Class 1-A-3       $        7,089,000      Senior/Fixed Pass-Through       AAA          Aaa
                                                     Rate

Class 1-A-4       $       24,231,000      Senior/Fixed Pass-Through       AAA          Aaa
                                            Rate / NAS/Super Senior

Class 1-A-5       $        1,740,000      Senior/Fixed Pass-Through       AAA          N/R
                                              Rate / NAS/Support

Class 1-X         $      250,568,268           Senior/Notional            AAA          Aaa
                                                Amount/Interest
                                          Only/Variable Pass-Through
                                                     Rate

Class 2-A-1       $       48,860,000      Senior/Fixed Pass-Through       AAA          Aaa
                                                     Rate

Class 2-X         $       42,812,790           Senior/Notional            AAA          Aaa
                                                Amount/Interest
                                          Only/Variable Pass-Through
                                                     Rate

Class 3-A-1       $       95,223,000      Senior/Fixed Pass-Through       AAA          Aaa
                                                     Rate

Class 3-X         $       97,888,150           Senior/Notional            AAA          Aaa
                                                Amount/Interest
                                          Only/Variable Pass-Through
                                                     Rate

Class PO          $          212,642(3)     Senior/Principal Only/        AAA          Aaa
                                                   Component

Class A-R         $              100           Senior/Residual            AAA          Aaa

Class M           $        7,770,000         Subordinate/Variable          AA          N/R
                                               Pass-Through Rate

Class B-1         $        2,453,500         Subordinate/Variable          A           N/R
                                               Pass-Through Rate

                     INITIAL CLASS                                      INITIAL       INITIAL
                     CERTIFICATE                                        RATING        RATING
                   BALANCE / INITIAL                                    (FITCH)      (MOODY'S)
     CLASS        NOTIONAL AMOUNT(1)                 TYPE                 (2)           (2)
---------------   ------------------      --------------------------   ----------   ----------
Class B-2         $        1,226,800         Subordinate/Variable         BBB          N/R
                                               Pass-Through Rate

NON-OFFERED
CERTIFICATES(4)

Class B-3         $          817,900         Subordinate/Variable         (2)          N/R
                                               Pass-Through Rate

Class B-4         $          613,400         Subordinate/Variable         (2)          N/R
                                               Pass-Through Rate

Class B-5         $          613,411         Subordinate/Variable         (2)          N/R
                                               Pass-Through Rate

Class P           $              100          Prepayment Charges          N/R          N/R

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by the free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of three components: the Class PO-1, Class PO-2 and Class PO-3 Component having initial component balances of approximately $14,305, $189,529 and $8,807, respectively.

(4) The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                                   INTEREST
                                        PASS-THROUGH                               ACCRUAL
     CLASS        RELATED LOAN GROUP        RATE              ACCRUAL PERIOD      CONVENTION
---------------   ------------------   ---------------     --------------------   ----------
OFFERED
CERTIFICATES
Class 1-A-1               1                 5.75%           calendar month (1)    30/360 (2)
Class 1-A-2               1                 5.75%           calendar month (1)    30/360 (2)
Class 1-A-3               1                 5.75%           calendar month (1)    30/360 (2)
Class 1-A-4               1                 5.75%           calendar month (1)    30/360 (2)
Class 1-A-5               1                 5.75%           calendar month (1)    30/360 (2)
Class 2-A-1               2                 5.50%           calendar month (1)    30/360 (2)
Class 3-A-1               3                 6.00%           calendar month (1)    30/360 (2)
Class 1-X                 1                  (3)            calendar month (1)    30/360 (2)
Class 2-X                 2                  (4)            calendar month (1)    30/360 (2)
Class 3-X                 3                  (5)            calendar month (1)    30/360 (2)
Class A-R                 1                 5.75%           calendar month (1)    30/360 (2)
Class PO              1, 2 and 3             (6)                   N/A               N/A
Class M               1, 2 and 3             (7)            calendar month (1)    30/360 (2)

                                                                                   INTEREST
                                        PASS-THROUGH                               ACCRUAL
     CLASS        RELATED LOAN GROUP        RATE              ACCRUAL PERIOD      CONVENTION
---------------   ------------------   ---------------     --------------------   ----------
Class B-1             1, 2 and 3             (7)            calendar month (1)    30/360 (2)
Class B-2             1, 2 and 3             (7)            calendar month (1)    30/360 (2)
NON-OFFERED
CERTIFICATES
Class B-3             1, 2 and 3             (7)            calendar month (1)    30/360 (2)
Class B-4             1, 2 and 3             (7)            calendar month (1)    30/360 (2)
Class B-5             1, 2 and 3             (7)            calendar month (1)    30/360 (2)
Class P                 1 and 3              N/A                   N/A               N/A

----------
(1) The interest accrual period for any distribution date will be the calendar month before the distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.75%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(4) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.50%.

(5) The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 3, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(6) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest.

(7) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

    o 5.75% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date,

    o 5.50% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, and

    o 6.00% multiplied by the excess of the loan group 3 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 3 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION               CLASSES OF CERTIFICATES
-------------------------      ----------------------------
     Group 1 Senior              Class 1-A-1, Class 1-A-2,
      Certificates                         Class
                                 1-A-3, Class 1-A-4, Class
                                1-A-5, Class 1-X and Class
                                A-R Certificates and Class
                                      PO-1 Component

     Group 2 Senior              Class 2-A-1 and Class 2-X
      Certificates              and Certificates and Class
                                      PO-2 Component

     Group 3 Senior              Class 3-A-1 and Class 3-X
      Certificates              and Certificates and Class
                                      PO-3 Component

Senior Certificate Group        Each of the Group 1 Senior
                               Certificates, Group 2 Senior
                                 Certificates and Group 3
                                    Senior Certificates

   Senior Certificates         Group 1 Senior Certificates,
                                Group 2 Senior Certificates
                                    and Group 3 Senior
                                       Certificates

Subordinated Certificates           Class M and Class B
                                       Certificates

  Class X Certificates           Class 1-X, Class 2-X and
                                  Class 3-X Certificates

  Class PO Certificates            Class PO Certificates

  Class B Certificates             Class B-1, Class B-2,
                                 Class B-3, Class B-4 and
                                  Class B-5 Certificates

     Notional Amount             Class 1-X, Class 2-X and
      Certificates                Class 3-X Certificates

  Offered Certificates          Senior Certificates, Class
                                M, Class B-1 and Class B-2
                                       Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-2, Class 1-A-3 and Class A-R
Certificates:

$25,000 and multiples of $1,000.

Class 1-A-2 and Class 1-A-3 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on February 27, 2006, and thereafter on the 25th day of each calendar month, or if the

25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in February 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table under "Description of the Certificates."

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

o   any interest remaining unpaid from prior distribution dates; less

o any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o prepayments on the mortgage loans (to the extent not offset by compensating interest); and

o reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates, based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described in this free writing prospectus, interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts.

The non-PO percentage of any mortgage loan in a loan group with a net mortgage rate less than the required coupon related to that loan group will be equal to that net mortgage rate divided by the required coupon related to that loan group and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. The non-PO percentage of any mortgage loan in a loan group with a net mortgage rate greater than the required coupon related to that loan group will be 100% and the PO percentage will be 0%. The required coupons related to loan group 1, loan group 2 and loan group 3, are 5.75%, 5.50% and 6.00%, respectively

The applicable non-PO percentage of amounts in respect of principal of the mortgage loans in a loan group will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

o in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

o in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (net of the related expense fees) and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o   subsequent recoveries with respect to mortgage loans in that loan group;

o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation (as described in this free writing prospectus under"Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

o   the trustee fee due to the trustee;

o   lender-paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for each mortgage loan will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate for that mortgage loan. The master servicer fee rate for each mortgage loan will be either 0.200% or 0.250% per annum. As of the cut-off date, the weighted average master servicing fee rate for the loans in loan group 1, loan group 2 and loan group 3 will be 0.206%,0.216% and 0.202% per annum, respectively. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates related to each loan group, pro rata, based on their respective interest distribution amounts;

o to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the Class PO Component related to each loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

o to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

o   from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates( other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

o to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

o to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group and that distribution date and (y) the product of:

o available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

o a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of the related PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to all loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

o the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

    o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

    o second, to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances,

o except that the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Component, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
RANGE OF                         MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
5.501 - 6.000 ................         100  $  58,273,195         22.44%        582,732      6.000        358        750       72.4
6.001 - 6.500 ................         381    201,434,813         77.56         528,700      6.260        359        746       73.1
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

----------
(1) As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.201% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
RANGE OF                         NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
CURRENT MORTGAGE                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING     GROUP 1           ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
$50,000.01 - $100,000.00 .....           5  $     363,400          0.14%         72,680      6.091        358        750       73.3
$100,000.01 - $150,000.00 ....          16      2,096,449          0.81         131,028      6.183        358        727       74.6
$150,000.01 - $200,000.00 ....          14      2,481,237          0.96         177,231      6.205        358        745       72.7
$200,000.01 - $250,000.00 ....          13      2,959,500          1.14         227,654      6.224        358        741       78.5
$250,000.01 - $300,000.00 ....           9      2,505,901          0.96         278,433      6.251        358        735       77.9
$300,000.01 - $350,000.00 ....           9      2,896,413          1.12         321,824      6.206        358        754       75.5
$350,000.01 - $400,000.00 ....          11      4,177,928          1.61         379,812      6.193        358        717       78.0
$400,000.01 - $450,000.00 ....          65     28,275,280         10.89         435,004      6.200        359        739       73.4
$450,000.01 - $500,000.00 ....          93     44,436,939         17.11         477,817      6.215        359        745       71.1
$500,000.01 - $550,000.00 ....          73     38,351,948         14.77         525,369      6.206        359        741       73.3
$550,000.01 - $600,000.00 ....          44     25,429,540          9.79         577,944      6.195        359        747       74.3
$600,000.01 - $650,000.00 ....          36     22,723,844          8.75         631,218      6.202        358        743       74.6
$650,000.01 - $700,000.00 ....          21     14,408,885          5.55         686,137      6.250        359        756       72.2
$700,000.01 - $750,000.00 ....          13      9,413,261          3.62         724,097      6.231        359        761       79.4
$750,000.01 - $1,000,000.00 ..          51     46,233,446         17.80         906,538      6.185        358        757       71.8

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
RANGE OF                         NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
CURRENT MORTGAGE                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING     GROUP 1           ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
$1,000,000.01 - $1,500,000.00.           3      3,537,583          1.36       1,179,194      6.129        359        770       68.2
$1,500,000.01 - $2,000,000.00.           4      6,674,133          2.57       1,668,533      6.032        357        749       65.2
>= $2,000,000.01 .............           1      2,742,318          1.06       2,742,318      6.375        357        715       68.8
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $539,933.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
RANGE OF                         MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
FICO CREDIT SCORES                 LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
641 - 660 ....................           2  $     905,475          0.35%        452,738      6.165        357        660       82.4
661 - 680 ....................          25     11,746,866          4.52         469,875      6.203        357        667       73.2
681 - 700 ....................          32     11,838,380          4.56         369,949      6.210        358        691       77.1
701 - 720 ....................          80     44,647,516         17.19         558,094      6.223        358        711       72.0
721 - 740 ....................          68     36,132,143         13.91         531,355      6.193        359        732       71.8
741 - 760 ....................          81     43,963,774         16.93         542,763      6.191        359        750       72.4
761 - 780 ....................         105     59,902,021         23.07         570,495      6.210        359        769       73.6
781 - 800 ....................          69     39,420,323         15.18         571,309      6.190        358        789       72.6
801 - 820 ....................          19     11,151,509          4.29         586,922      6.175        358        805       73.7
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 747.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
                                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
TYPE OF PROGRAM                    LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
Preferred ....................         309  $ 183,928,658         70.82%        595,238      6.218        359        754       72.6
Full/Alternative .............         168     73,931,721         28.47         440,070      6.159        357        728       73.8
Clues-Easy Document ..........           4      1,847,629          0.71         461,907      6.220        360        750       66.2
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
RANGE OF ORIGINAL                MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
0.01 - 50.00 .................          17  $   8,561,618          3.30%        503,625      6.183        359        748       45.3
50.01 - 55.00 ................          10      6,875,749          2.65         687,575      6.147        359        729       53.8
55.01 - 60.00 ................          27     17,426,417          6.71         645,423      6.170        358        751       57.9
60.01 - 65.00 ................          30     15,949,866          6.14         531,662      6.200        359        748       62.9
65.01 - 70.00 ................          76     42,022,849         16.18         552,932      6.218        358        745       68.5
70.01 - 75.00 ................          45     26,686,839         10.28         593,041      6.191        359        750       72.9
75.01 - 80.00 ................         270    139,747,854         53.81         517,585      6.208        359        747       79.6
80.01 - 85.00 ................           1        244,000          0.09         244,000      6.250        358        764       82.7
85.01 - 90.00 ................           1        466,595          0.18         466,595      6.000        357        689       90.0
90.01 - 95.00 ................           4      1,726,221          0.66         431,555      6.087        357        717       94.9
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 72.92%.
(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
                                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
STATE                              LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
Alabama ......................           1  $     800,000          0.31%        800,000      6.250        360        736       72.7
Arkansas .....................           1      1,564,272          0.60       1,564,272      6.000        354        802       70.0
Arizona ......................          20      9,578,259          3.69         478,913      6.202        359        746       75.9
California ...................         148     90,964,481         35.03         614,625      6.209        359        751       71.3
Colorado .....................          25     14,327,002          5.52         573,080      6.135        358        754       72.0
Connecticut ..................           8      4,292,185          1.65         536,523      6.170        358        770       74.2
Delaware .....................           1        449,562          0.17         449,562      6.125        359        734       68.9
Florida ......................          42     21,073,129          8.11         501,741      6.202        358        743       73.6
Georgia ......................           7      2,488,217          0.96         355,460      6.210        359        759       76.2
Hawaii .......................           2      1,804,000          0.69         902,000      6.056        360        761       76.1
Iowa .........................           1         77,000          0.03          77,000      6.000        358        785       70.0
Idaho ........................           6      1,912,579          0.74         318,763      6.185        357        726       71.2
Illinois .....................          16      8,295,861          3.19         518,491      6.273        359        762       70.7
Indiana ......................           3      1,661,751          0.64         553,917      6.191        358        753       72.9
Kansas .......................           1        471,962          0.18         471,962      6.375        359        766       80.0
Massachusetts ................           6      3,338,453          1.29         556,409      6.076        357        746       75.4
Maryland .....................          15      7,506,227          2.89         500,415      6.222        358        720       72.6
Maine ........................           1        450,000          0.17         450,000      6.375        360        724       45.2
Michigan .....................           6      2,198,308          0.85         366,385      6.252        359        715       75.2
Minnesota ....................           3      1,426,000          0.55         475,333      6.161        359        741       73.9
Missouri .....................           3      1,879,817          0.72         626,606      6.236        356        740       74.8
Montana ......................           3      1,287,000          0.50         429,000      6.230        360        745       69.6
North Carolina ...............           4      1,545,106          0.59         386,276      6.214        358        740       66.3
New Jersey ...................          24     12,585,575          4.85         524,399      6.154        358        735       74.5
New Mexico ...................           4      2,435,034          0.94         608,759      6.324        359        734       79.7
Nevada .......................           8      3,781,601          1.46         472,700      6.301        359        727       74.3
New York .....................          30     15,871,973          6.11         529,066      6.177        359        745       75.3
Ohio .........................           5      1,553,261          0.60         310,652      6.188        359        758       80.0
Oregon .......................          10      5,223,528          2.01         522,353      6.179        359        741       75.4
Pennsylvania .................           4      1,769,182          0.68         442,295      6.213        359        758       73.2
South Carolina ...............           9      4,733,946          1.82         525,994      6.186        359        754       74.2
Tennessee ....................           3      1,017,200          0.39         339,067      6.234        359        726       76.0
Texas ........................          11      5,397,436          2.08         490,676      6.134        359        735       72.2
Utah .........................           2      1,242,500          0.48         621,250      6.234        360        773       75.6
Virginia .....................          25     12,925,584          4.98         517,023      6.221        358        743       73.3
Washington ...................          20      7,918,248          3.05         395,912      6.220        359        747       76.0
Wisconsin ....................           2      3,421,768          1.32       1,710,884      6.375        357        725       71.0
Wyoming ......................           1        440,000          0.17         440,000      6.375        360        741       61.5
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

----------
(1) As of the cut-off date, no more than approximately 1.056% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
                                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
Purchase .....................         303  $ 167,484,253         64.49%        552,753      6.204        359        754       75.4
Refinance (cash-out) .........         107     52,351,048         20.16         489,262      6.229        358        727       67.4
Refinance (rate/term) ........          71     39,872,707         15.35         561,587      6.157        358        742       69.8
                                ----------  -------------  ------------
  TOTAL ......................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
                                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
Single Family Residence ......         288  $ 153,504,260         59.11%        533,001      6.203        359        747       72.9
Planned Unit Development .....         150     84,465,378         32.52         563,103      6.194        359        746       72.4
Low-Rise Condominium .........          33     16,265,693          6.26         492,900      6.232        359        740       75.4
2 to 4 Family Residence ......           8      4,311,611          1.66         538,951      6.204        359        756       71.3
High-Rise Condominium ........           1        704,000          0.27         704,000      6.000        359        736       80.0
COOP .........................           1        457,066          0.18         457,066      6.250        359        765       75.0
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE              WEIGHTED
                                                            PERCENT OF       AVERAGE                REMAINING   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       PRINCIPAL     WEIGHTED    TERM      AVERAGE   ORIGINAL
                                 NUMBER OF    PRINCIPAL       LOANS          BALANCE      AVERAGE      TO        FICO       LOAN-
                                 MORTGAGE      BALANCE       IN LOAN       OUTSTANDING    MORTGAGE   MATURITY    CREDIT    TO-VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING      GROUP 1          ($)        RATE (%)   (MONTHS)    SCORE    RATIO (%)
------------------------------  ----------  -------------  ------------   -------------  ---------  ---------  ---------  ---------
Primary Residence ............         455  $ 244,400,004         94.11%        537,143      6.201        359        747       73.0
Secondary Residence ..........          26     15,308,004          5.89         588,769      6.212        358        741       72.0
                                ----------  -------------  ------------
   TOTAL .....................         481  $ 259,708,008        100.00%
                                ==========  =============  ============

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                           WEIGHTED    WEIGHTED
                                                                   PERCENT OF       AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                                   NUMBER OF      AGGREGATE         MORTGAGE       PRINCIPAL     AVERAGE     FICO      ORIGINAL
REMAINING TERM                     MORTGAGE   PRINCIPAL BALANCE  LOANS IN LOAN      BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)                 LOANS       OUTSTANDING         GROUP 1    OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
---------------------------------  ---------  -----------------  -------------  ---------------  --------  --------  -------------
360..............................        166  $      98,043,514          37.75%         590,624     6.241       754           72.0
359..............................        110         61,962,999          23.86          563,300     6.230       753           73.2
358..............................        126         55,226,924          21.27          438,309     6.147       735           73.3
357..............................         49         25,604,771           9.86          522,546     6.160       735           74.4
356..............................         11          5,237,151           2.02          476,105     6.130       701           74.0
355..............................          6          3,766,648           1.45          627,775     6.168       725           74.2
354..............................          2          2,185,668           0.84        1,092,834     6.071       763           64.9
353..............................          3          1,519,934           0.59          506,645     6.000       785           84.3
352..............................          5          3,459,476           1.33          691,895     6.087       741           75.7
351..............................          2          1,718,279           0.66          859,139     6.250       751           77.9
344..............................          1            982,645           0.38          982,645     6.000       800           58.8
                                   ---------  -----------------  -------------
   TOTAL.........................        481  $     259,708,008         100.00%
                                   =========  =================  =============

----------
(1) As of the cut=off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 359 months.

                       INTEREST-ONLY PERIOD AT ORIGINATION

                                                 PERCENT OF                                                WEIGHTED    WEIGHTED
                                    AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED  WEIGHTED AVERAGE   AVERAGE      AVERAGE
                       NUMBER OF    PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE   REMAINING TERM      FICO      ORIGINAL
INTEREST ONLY          MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE      TO MATURITY     CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)          LOANS     OUTSTANDING    GROUP 1    OUTSTANDING ($)  RATE (%)      (MONTHS)        SCORE       RATIO (%)
---------------------  ---------  -------------  ----------  ---------------  --------  ----------------  ---------  -------------
No I/O Period........        363  $ 220,613,159       84.95%         607,750     6.204               359        749           72.6
120..................        118     39,094,849       15.05          331,312     6.190               358        732           75.0
                       ---------  -------------  ----------
TOTAL................        481  $ 259,708,008      100.00%
                       =========  =============  ==========

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION


                                                   PERCENT OF                   WEIGHTED     WEIGHTED     WEIGHTED     WEIGHTED
                                      AGGREGATE     MORTGAGE       AVERAGE      AVERAGE      AVERAGE       AVERAGE      AVERAGE
                         NUMBER OF    PRINCIPAL     LOANS IN      PRINCIPAL     CURRENT   REMAINING TERM    FICO       ORIGINAL
PREPAYMENT CHARGE        MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE    TO MATURITY     CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)            LOANS     OUTSTANDING    GROUP 1    OUTSTANDING ($)  RATE (%)     (MONTHS)       SCORE        RATIO (%)
-----------------------  ---------  -------------  ----------  ---------------  --------  --------------  --------   -------------
No Prepayment Charge...      460    $ 252,867,898       97.37%         549,713     6.202             359       747          72.8
36.....................       14        5,118,485        1.97          365,606     6.151             358       731          77.3
60.....................        7        1,721,625        0.66          245,946     6.237             358       702          77.3
                         ---------  -------------  ----------
TOTAL..................      481    $ 259,708,008      100.00%
                         =========  =============  ==========

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
RANGE OF                         MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
5.001 - 5.500..................          2  $   1,295,863        2.55%         647,931      5.213        353       778        76.8
5.501 - 6.000..................         88     49,427,983       97.45          561,682      5.842        358       745        68.9
                                 ---------  -------------  ----------
   TOTAL.......................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 5.825% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
RANGE OF                         NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO     FICO      LOAN-
CURRENT MORTGAGE                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
$400,000.01 - $450,000.00......         26  $  11,257,835       22.19%         432,994      5.861        357       748        68.5
$450,000.01 - $500,000.00......         25     12,107,585       23.87          484,303      5.836        358       749        70.4
$500,000.01 - $550,000.00......         12      6,392,847       12.60          532,737      5.854        358       753        68.4
$550,000.01 - $600,000.00......          3      1,728,593        3.41          576,198      5.875        357       731        75.8
$600,000.01 - $650,000.00......          8      5,075,309       10.01          634,414      5.811        359       755        67.5
$650,000.01 - $700,000.00......          2      1,323,171        2.61          661,585      5.875        357       706        77.5
$700,000.01 - $750,000.00......          3      2,140,941        4.22          713,647      5.875        357       717        76.1
$750,000.01 - $1,000,000.00....          9      7,962,053       15.70          884,673      5.740        357       741        65.6
$1,000,000.01 - $1,500,000.00..          2      2,735,512        5.39        1,367,756      5.750        358       752        67.1
                                 ---------  -------------  ----------
   TOTAL.......................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $563,598.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
RANGE OF                         MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
FICO CREDIT SCORES                 LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
661 - 680......................          3  $   1,654,214        3.26%         551,405      5.875        357       671        77.8
681 - 700......................          4      2,598,334        5.12          649,584      5.813        357       689        60.3
701 - 720......................         23     11,991,172       23.64          521,355      5.856        357       710        66.3
721 - 740......................         10      6,814,076       13.43          681,408      5.851        358       733        72.5
741 - 760......................         15      8,080,818       15.93          538,721      5.834        358       752        64.9
761 - 780......................         18     11,041,825       21.77          613,435      5.767        357       772        70.0
781 - 800......................          9      4,364,875        8.61          484,986      5.775        358       789        74.8
801 - 820......................          8      4,178,531        8.24          522,316      5.875        359       808        73.4
                                 ---------  -------------  ----------
   TOTAL.......................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 746.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
TYPE OF PROGRAM                    LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Preferred......................         49  $  25,867,560       51.00%         527,909      5.851        359       756        70.8
Full/Alternative...............         39     24,004,070       47.32          615,489      5.797        357       735        67.8
Clues-Easy Document............          1        432,559        0.85          432,559      5.875        359       763        61.4
Reduced........................          1        419,658        0.83          419,658      5.875        348       714        49.1
                                 ---------  -------------  ----------
   TOTAL.......................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
RANGE OF ORIGINAL                MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
0.01 - 50.00...................          7  $   3,926,748        7.74%         560,964      5.771        357       731        43.1
50.01 - 55.00..................          4      2,106,417        4.15          526,604      5.875        358       725        51.7
55.01 - 60.00..................          7      4,896,833        9.65          699,548      5.828        358       730        59.0
60.01 - 65.00..................         11      5,402,428       10.65          491,130      5.865        358       748        62.8
65.01 - 70.00..................         11      6,437,523       12.69          585,229      5.845        358       746        67.8
70.01 - 75.00..................         15      9,659,638       19.04          643,976      5.749        357       749        73.6
75.01 - 80.00..................         35     18,294,260       36.07          522,693      5.853        358       753        79.4
                                 ---------  -------------  ----------
   TOTAL.......................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 69.12%.
(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
STATE                              LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
California.....................         27  $  15,193,552       29.95%         562,724      5.817        358       750        65.2
Colorado.......................          3      2,847,822        5.61          949,274      5.818        359       752        76.7
Connecticut....................          1        729,002        1.44          729,002      5.875        357       671        75.0
Florida........................          8      4,004,788        7.90          500,598      5.831        357       724        68.0
Georgia........................          2      1,493,224        2.94          746,612      5.875        357       725        76.9
Illinois.......................          1        490,000        0.97          490,000      5.875        360       809        71.5
Massachusetts..................          1        468,000        0.92          468,000      5.875        360       755        80.0
Maryland.......................          1        478,028        0.94          478,028      5.875        356       751        68.7
Minnesota......................          1        427,564        0.84          427,564      5.875        359       784        80.0
Montana........................          1        549,439        1.08          549,439      5.875        359       707        57.9
North Carolina.................          6      3,767,023        7.43          627,837      5.800        356       738        70.3
New Jersey.....................          3      1,523,294        3.00          507,765      5.769        358       730        55.4
New Mexico.....................          1        519,470        1.02          519,470      5.875        359       736        80.0
Nevada.........................          3      1,373,901        2.71          457,967      5.875        359       753        80.0
New York.......................          9      4,403,109        8.68          489,234      5.844        357       766        67.4
Oregon.........................          1        488,651        0.96          488,651      5.875        359       713        78.3
Pennsylvania...................          1        440,024        0.87          440,024      5.875        359       736        69.9
South Carolina.................          2      1,168,115        2.30          584,058      5.768        357       753        72.6
Texas..........................          1        494,986        0.98          494,986      5.875        358       673        80.0
Utah...........................          1        435,200        0.86          435,200      5.875        360       779        80.0
Virginia.......................         10      5,516,111       10.87          551,611      5.809        358       754        69.0
Washington.....................          4      2,959,856        5.84          739,964      5.814        358       752        68.7
Wisconsin......................          1        541,782        1.07          541,782      5.875        360       760        78.5
Wyoming........................          1        410,905        0.81          410,905      5.750        341       716        77.8
                                 ---------  -------------  ----------
   TOTAL.......................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, no more than approximately 2.833% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Purchase.......................         57  $  32,837,475       64.74%         576,096      5.822        358       751        72.8
Refinance (cash-out)...........         19     10,315,699       20.34          542,932      5.842        358       732        60.3
Refinance (rate/term)..........         14      7,570,672       14.93          540,762      5.816        357       742        65.2
                                 ---------  -------------  ----------
  TOTAL........................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Single Family Residence..........       60  $  33,038,573       65.13%         550,643      5.833        358       746        67.6
Planned Unit Development.........       25     14,657,614       28.90          586,305      5.842        358       740        70.9
Low-Rise Condominium.............        4      2,189,947        4.32          547,487      5.875        359       768        77.0
2 to 4 Family Residence..........        1        837,712        1.65          837,712      5.125        351       773        75.0
                                 ---------  -------------  ----------
   TOTAL.........................       90  $  50,723,846      100.00%
                                 =========  =============  ==========

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING    GROUP 2    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Primary Residence..............         78  $  44,341,812       87.42%         568,485      5.826        358       747        68.4
Secondary Residence............         12      6,382,034       12.58          531,836      5.825        357       740        73.8
                                 ---------  -------------  ----------
  TOTAL........................         90  $  50,723,846      100.00%
                                 =========  =============  ==========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                           WEIGHTED    WEIGHTED
                                                                   PERCENT OF       AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                                   NUMBER OF      AGGREGATE         MORTGAGE       PRINCIPAL     AVERAGE     FICO      ORIGINAL
REMAINING TERM                     MORTGAGE   PRINCIPAL BALANCE  LOANS IN LOAN      BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)                 LOANS       OUTSTANDING         GROUP 2    OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
---------------------------------  ---------  -----------------  -------------  ---------------  --------  --------  -------------
360..............................         10  $       5,518,278          10.88%         551,828     5.875       750           72.6
359..............................         26         13,814,316          27.23          531,320     5.875       758           70.7
358..............................         26         15,221,266          30.01          585,433     5.798       746           68.1
357..............................         18         10,526,019          20.75          584,779     5.838       733           64.4
356..............................          5          2,595,532           5.12          519,106     5.849       724           74.5
355..............................          1            580,994           1.15          580,994     5.875       708           80.0
353..............................          1            799,167           1.58          799,167     5.625       780           75.0
351..............................          1            837,712           1.65          837,712     5.125       773           75.0
348..............................          1            419,658           0.83          419,658     5.875       714           49.1
341..............................          1            410,905           0.81          410,905     5.750       716           77.8
                                   ---------  -----------------  -------------
   TOTAL.........................         90  $      50,723,846         100.00%
                                   =========  =================  =============

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 358 months.

                                  LOAN GROUP 3

                                MORTGAGE RATES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
RANGE OF                         MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
6.001 - 6.500..................         96  $  53,870,063       54.70%         561,146      6.500        357       744        70.8
6.501 - 7.000..................         87     42,958,920       43.62          493,781      6.728        358       735        71.8
7.001 - 7.500..................          2      1,064,751        1.08          532,376      7.186        359       727        80.0
7.501 - 8.000..................          1        588,166        0.60          588,166      7.750        358       775        89.9
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 6.614% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
RANGE OF                         NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO     FICO      LOAN-
CURRENT MORTGAGE                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
$100,000.01 - $150,000.00......         12  $   1,512,467        1.54%         126,039      6.594        357       719        76.6
$150,000.01 - $200,000.00......          9      1,611,853        1.64          179,095      6.597        358       712        79.8
$200,000.01 - $250,000.00......          6      1,390,773        1.41          231,795      6.581        357       717        81.4
$250,000.01 - $300,000.00......          3        804,700        0.82          268,233      6.666        357       729        80.0
$300,000.01 - $350,000.00......          2        650,300        0.66          325,150      6.561        357       708        79.7
$350,000.01 - $400,000.00......          5      1,855,882        1.88          371,176      6.653        332       731        74.7
$400,000.01 - $450,000.00......         21      9,231,542        9.37          439,597      6.631        359       737        70.8
$450,000.01 - $500,000.00......         36     17,259,832       17.53          479,440      6.611        359       748        72.0
$500,000.01 - $550,000.00......         25     13,142,788       13.35          525,712      6.626        359       745        76.0
$550,000.01 - $600,000.00......         17      9,897,758       10.05          582,221      6.722        359       736        74.3
$600,000.01 - $650,000.00......         12      7,632,324        7.75          636,027      6.616        358       738        70.0
$650,000.01 - $700,000.00......         12      8,266,849        8.39          688,904      6.604        360       739        68.5
$700,000.01 - $750,000.00......          7      5,084,652        5.16          726,379      6.571        345       751        70.5
$750,000.01 - $1,000,000.00....         14     11,959,043       12.14          854,217      6.594        359       746        68.2

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
RANGE OF                         NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO     FICO      LOAN-
CURRENT MORTGAGE                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
$1,000,000.01 - $1,500,000.00..          3      4,201,271        4.27        1,400,424      6.541        358       739        68.1
$1,500,000.01 - $2,000,000.00..          2      3,979,865        4.04        1,989,933      6.500        355       727        57.9
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $529,473.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
RANGE OF                         MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
FICO CREDIT SCORES                 LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
661 - 680......................         14  $   5,005,538        5.08%         357,538      6.600        358       670        83.5
681 - 700......................         12      4,097,664        4.16          341,472      6.707        358       692        79.3
701 - 720......................         41     23,432,635       23.79          571,528      6.634        359       708        71.5
721 - 740......................         31     16,595,980       16.85          535,354      6.604        359       729        71.5
741 - 760......................         30     17,063,586       17.33          568,786      6.572        354       751        72.2
761 - 780......................         35     19,514,244       19.82          557,550      6.646        359       769        68.7
781 - 800......................         14      8,105,093        8.23          578,935      6.582        359       792        68.0
801 - 820......................          9      4,667,161        4.74          518,573      6.565        349       805        65.8
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 3 was approximately 740.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
TYPE OF PROGRAM                    LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Preferred......................        127  $  73,655,353       74.79%         579,963      6.614        358       747        70.0
Full/Alternative...............         59     24,826,548       25.21          420,789      6.615        357       719        75.7
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
RANGE OF ORIGINAL                MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
0.01 - 50.00...................          7  $   4,139,145        4.20%         591,306      6.645        358       756        36.8
50.01 - 55.00..................          8      4,887,520        4.96          610,940      6.621        358       740        53.7
55.01 - 60.00..................          8      6,428,843        6.53          803,605      6.538        358       765        57.5
60.01 - 65.00..................         13      9,263,097        9.41          712,546      6.547        358       755        62.2
65.01 - 70.00..................         33     17,271,007       17.54          523,364      6.616        356       741        68.7
70.01 - 75.00..................         12      7,039,571        7.15          586,631      6.571        359       736        73.4
75.01 - 80.00..................         96     45,244,922       45.94          471,301      6.626        357       736        79.3
85.01 - 90.00..................          6      3,025,144        3.07          504,191      6.831        358       693        89.5
90.01 - 95.00..................          3      1,182,650        1.20          394,217      6.664        359       727        95.0
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 71.44%.
(2) Does not take into account any secondary financing on the mortgage loans in loan group 3 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
STATE                              LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Arizona........................          8  $   5,726,658        5.81%         715,832      6.527        358       732        67.2
California.....................         55     32,670,834       33.17          594,015      6.606        357       744        68.6
Colorado.......................          8      2,455,776        2.49          306,972      6.687        358       747        69.6
District of Columbia...........          2        834,905        0.85          417,452      6.553        303       776        75.0
Delaware.......................          2        938,000        0.95          469,000      6.815        359       690        74.8
Florida........................         19     10,539,268       10.70          554,698      6.632        358       732        72.4
Georgia........................          6      1,932,637        1.96          322,106      6.532        358       751        79.3
Hawaii.........................          3      1,795,054        1.82          598,351      6.752        359       724        78.4
Illinois.......................          5      2,190,512        2.22          438,102      6.574        358       719        73.9
Indiana........................          1        489,154        0.50          489,154      6.500        358       766        70.0
Kentucky.......................          1        140,000        0.14          140,000      6.625        356       679        80.0
Massachusetts..................          4      2,012,406        2.04          503,101      6.611        359       769        82.2
Maryland.......................         10      6,257,729        6.35          625,773      6.668        358       715        77.6
Michigan.......................          6      1,624,809        1.65          270,802      6.642        357       720        82.8
Missouri.......................          2        852,800        0.87          426,400      6.625        360       732        57.7
Montana........................          1        937,000        0.95          937,000      6.750        360       762        34.1
North Carolina.................          2      1,005,579        1.02          502,789      6.500        360       740        78.9
New Jersey.....................          8      3,872,310        3.93          484,039      6.624        360       754        79.1
New Mexico.....................          1        583,984        0.59          583,984      6.625        359       716        70.0
Nevada.........................          3      2,024,352        2.06          674,784      6.550        359       759        68.0
New York.......................         22     12,110,264       12.30          550,467      6.612        359       746        73.4
Ohio...........................          2        364,850        0.37          182,425      6.679        359       711        80.0
Oregon.........................          3      1,594,364        1.62          531,455      6.688        355       767        64.2
Pennsylvania...................          4      2,172,073        2.21          543,018      6.629        359       754        73.7
Texas..........................          1        697,500        0.71          697,500      6.500        360       708        75.0
Virginia.......................          4      2,017,634        2.05          504,409      6.601        356       756        62.8
Washington.....................          3        641,448        0.65          213,816      6.608        357       699        80.0
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

----------
(1) As of the cut-off date, no more than approximately 2.244% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Purchase.......................        108  $  58,969,028       59.88%         546,010      6.598        356       740        74.9
Refinance (cash-out)...........         48     23,327,187       23.69          485,983      6.659        359       739        66.5
Refinance (rate/term)..........         30     16,185,685       16.44          539,523      6.609        359       745        65.8
                                 ---------  -------------  ----------
  TOTAL........................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Single Family Residence........        112  $  55,274,607       56.13%         493,523      6.603        357       738        71.9
Planned Unit Development.......         52     32,788,883       33.29          630,555      6.632        358       740        69.1
Low-Rise Condominium...........         20      9,483,614        9.63          474,181      6.603        359       753        76.5
2 to 4 Family Residence........          2        934,796        0.95          467,398      6.740        358       748        74.8
                                 ---------  -------------  ----------
   TOTAL.......................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

                               OCCUPANCY TYPES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                           PERCENT OF                               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   REMAINING   AVERAGE  ORIGINAL
                                 NUMBER OF    PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     TERM TO      FICO     LOAN-
                                 MORTGAGE      BALANCE        LOAN        BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE    RATIO (%)
-------------------------------  ---------  -------------  ----------  ---------------  ---------  ---------  --------  ----------
Primary Residence..............        176  $  91,964,957       93.38%         522,528      6.615        357       740        71.5
Secondary Residence............         10      6,516,944        6.62          651,694      6.604        358       740        70.7
                                 ---------  -------------  ----------
  TOTAL........................        186  $  98,481,900      100.00%
                                 =========  =============  ==========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                           WEIGHTED    WEIGHTED
                                                                   PERCENT OF       AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                                   NUMBER OF      AGGREGATE         MORTGAGE       PRINCIPAL     AVERAGE     FICO      ORIGINAL
REMAINING TERM                     MORTGAGE   PRINCIPAL BALANCE  LOANS IN LOAN      BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)                 LOANS       OUTSTANDING         GROUP 3    OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
---------------------------------  ---------  -----------------  -------------  ---------------  --------  --------  -------------
360..............................         61  $      36,437,579          37.00%         597,337     6.610       745           70.1
359..............................         61         34,301,613          34.83          562,322     6.614       746           72.1
358..............................         32         11,737,894          11.92          366,809     6.665       728           77.2
357..............................         14          4,045,198           4.11          288,943     6.673       718           73.6
356..............................          6          1,391,178           1.41          231,863     6.710       749           78.9
355..............................          6          5,622,110           5.71          937,018     6.562       719           66.0
354..............................          2          2,501,439           2.54        1,250,720     6.500       708           63.3
353..............................          1            852,071           0.87          852,071     6.500       768           68.4
346..............................          1            488,103           0.50          488,103     6.500       782           45.2
261..............................          1            749,375           0.76          749,375     6.500       746           79.1
227..............................          1            355,339           0.36          355,339     6.625       810           68.3
                                   ---------  -----------------  -------------
   TOTAL.........................        186  $      98,481,900         100.00%
                                   =========  =================  =============

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 357 months.

                       INTEREST-ONLY PERIOD AT ORIGINATION

                                                 PERCENT OF                                                WEIGHTED    WEIGHTED
                                    AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED  WEIGHTED AVERAGE   AVERAGE      AVERAGE
                       NUMBER OF    PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE   REMAINING TERM      FICO      ORIGINAL
INTEREST ONLY          MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE      TO MATURITY     CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)          LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)  RATE (%)      (MONTHS)         SCORE     RATIO (%)
---------------------  ---------  -------------  ----------  ---------------  --------  ----------------  ---------  -------------
No I/O Period........        140  $  86,004,258       87.33%         614,316     6.616               357        743           70.5
60...................          3        501,257        0.51          167,086     6.500               357        687           74.8
120..................         43     11,976,385       12.16          278,521     6.608               358        720           78.4
                       ---------  -------------  ----------
 TOTAL...............        186  $  98,481,900      100.00%
                       =========  =============  ==========

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                             WEIGHTED
                                                   PERCENT OF                   WEIGHTED     AVERAGE      WEIGHTED     WEIGHTED
                                      AGGREGATE     MORTGAGE       AVERAGE      AVERAGE   REMAINING TERM   AVERAGE      AVERAGE
                         NUMBER OF    PRINCIPAL     LOANS IN      PRINCIPAL     CURRENT     TO MATURITY     FICO       ORIGINAL
PREPAYMENT CHARGE        MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE     (MONTHS)       CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)            LOANS     OUTSTANDING    GROUP 3    OUTSTANDING ($)  RATE (%)      SCORE        SCORE        RATIO (%)
-----------------------  ---------  -------------  ----------  ---------------  --------  --------------  --------   -------------
No Prepayment Charge...        183  $  97,845,950       99.35%         534,677     6.614             357       740            71.4
36.....................          3        635,950        0.65          211,983     6.676             358       741            79.8
                         ---------  -------------  ----------
   TOTAL...............        186  $  98,481,900      100.00%
                         =========  =============  ==========

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

         The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2006-J1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1, Class 3-A-1, Class 1-X, Class 2-X, Class 3-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

         When describing the certificates in this free writing prospectus, we use the following terms:

            DESIGNATION                                       CLASSES OF CERTIFICATES
-----------------------------------  -------------------------------------------------------------------------
    Group 1 Senior Certificates                           Class 1-A-1, Class 1-A-2, Class
                                     1-A-3, Class 1-A-4, Class 1-A-5, Class 1-X and Class A-R Certificates and
                                                               Class PO-1 Component

    Group 2 Senior Certificates           Class 2-A-1 and Class 2-X Certificates and Class PO-2 Component

    Group 3 Senior Certificates           Class 3-A-1 and Class 3-X Certificates and Class PO-3 Component

     Senior Certificate Group         Each of the Group 1 Senior Certificates, Group 2 Senior Certificates and
                                                            Group 3 Senior Certificates

        Senior Certificates             Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3
                                                                  Senior Certificates

     Subordinated Certificates                            Class M and Class B Certificates

       Class X Certificates                        Class 1-X, Class 2-X and Class 3-X Certificates

       Class PO Certificates                                    Class PO Certificates

       Class B Certificates                        Class B-1, Class B-2, Class B-3, Class B-4 and
                                                               Class B-5 Certificates

   Notional Amount Certificates                    Class 1-X, Class 2-X and Class 3-X Certificates

            DESIGNATION                                       CLASSES OF CERTIFICATES
-----------------------------------  -------------------------------------------------------------------------
       Offered Certificates             Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

       Private Certificates                  Class B-3, Class B-4, Class B-5 and Class P Certificates

         The certificates are generally referred to as the following types:

                CLASS                                                   TYPE
-----------------------------------  -------------------------------------------------------------------------
OFFERED CERTIFICATES

Class 1-A-1                                                Senior/Fixed Pass-Through Rate

Class 1-A-2                                                Senior/Fixed Pass-Through Rate

Class 1-A-3                                                Senior/Fixed Pass-Through Rate

Class 1-A-4                                                   Senior/ NAS/Super Senior

Class 1-A-5                                                      Senior/NAS/Support

Class 1-X                                  Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 2-A-1                                                Senior/Fixed Pass-Through Rate

Class 2-X                                  Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 3-A-1                                                Senior/Fixed Pass-Through Rate

Class 3-X                                  Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class PO                                                        Senior/Principal Only

Class A-R                                                          Senior/Residual

Subordinated Certificates                              Subordinate/Variable Pass-Through Rate

Class P                                                          Prepayment Charges

         The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the table under -- Description of the Certificates" beginning on page 6 of this free writing prospectus.

         The senior certificates will have an initial aggregate class certificate balance of approximately $395,418,742, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.70% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                       INITIAL BENEFICIAL
               CLASS OF SUBORDINATED CERTIFICATES      OWNERSHIP INTEREST
            ---------------------------------------    ------------------
            Class M................................           1.90%
            Class B-1..............................           0.60%
            Class B-2..............................           0.30%
            Class B-3..............................           0.20%
            Class B-4..............................           0.15%
            Class B-5..............................           0.15%

CALCULATION OF CLASS CERTIFICATE BALANCE

         The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

             o all amounts previously distributed to holders of certificates of the class as payments of principal,

             o   the amount of Realized Losses allocated to the class, and

             o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,"

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the related mortgage loans distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASS

         Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of three components: the Class PO-1, Class PO-2 and Class PO-3 Components having initial component balances of approximately $14,305, $189,529 and $8,807, respectively. The component balance with respect to any component as of any Distribution Date is the initial component balance thereof, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased as a result of the receipt of Subsequent Recoveries on the related Discount Mortgage Loans.

         The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of its component balances on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates.

NOTIONAL AMOUNT CERTIFICATES

         The Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

         The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional amount of the Class 1-X Certificates as of the closing date is expected to be approximately $250,568,268.

         The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional amount of the Class 2-X Certificates as of the closing date is expected to be approximately $42,812,790.

         The notional amount of the Class 3-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional amount of the Class 3-X Certificates as of the closing date is expected to be approximately $97,888,150.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

         The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-2 and Class 1-A-3 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-2 and Class 1-A-3 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

         Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

             o all payments on account of principal on the mortgage loans, including principal prepayments;

             o all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

             o all payments on account of prepayment charges on the mortgage loans;

             o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

             o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

             o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

             o   all substitution adjustment amounts; and

             o   all advances made by the master servicer.

         Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

         The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

             o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

             o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

             o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

             o to reimburse the master servicer for insured expenses from the related insurance proceeds;

             o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

             o to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

             o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

             o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

             o to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

             o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

         The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

         Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

             o the aggregate amount remitted by the master servicer to the trustee; and

             o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

         The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

             o   to pay the trustee fee to the trustee;

             o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

             o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

             o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

         There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                 AMOUNT               GENERAL PURPOSE             SOURCE (2)                 FREQUENCY
---------------------------  ------------------------------  ----------------  -----------------------------  --------------------
FEES

Master Servicing Fee /       The master servicer will be     Compensation      Amounts on deposit in the             Monthly
Master Servicer              paid a monthly fee (referred                      Certificate Account
                             to as the master servicing                        representing payments of
                             fee) with respect to each                         interest and application of
                             mortgage loan. The master                         liquidation proceeds with
                             servicing fee for the mortgage                    respect to that mortgage loan
                             loans will equal one-twelfth
                             of the Stated Principal
                             Balance of the mortgage loan
                             multiplied by the Master
                             Servicer Fee Rate (3). As of
                             the cut-off date, the weighted
                             average master servicing fee
                             rate for the loans in loan
                             group 1, loan group 2 and loan
                             group 3 will be 0.206%,0.216%
                             and 0.202% per annum,
                             respectively.

                             o  All late payment fees,       Compensation      Payments made by obligors        Time to time
                                assumption fees and other                      with respect to the mortgage
                                similar charges (excluding                     loans
                                prepayment charges)

                             o  All investment income        Compensation      Investment income related to          Monthly
                                earned on amounts on                           the Certificate Account and
                                deposit in the Certificate                     the Distribution Account
                                Account and Distribution
                                Account.

                             o  Excess Proceeds (4)          Compensation      Liquidation proceeds and         Time to time
                                                                               Subsequent Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee  Compensation      Amounts on deposit in the             Monthly
Fee") / Trustee              Rate multiplied by the                            Certificate Account or the
                             aggregate Stated Principal                        Distribution Account
                             Balance of the outstanding
                             mortgage loans. (5)

EXPENSES

Insured expenses / Master    Expenses incurred by the        Reimbursement of  To the extent the expenses       Time to time
Servicer                     Master Servicer                 Expenses          are covered by an insurance
                                                                               policy with respect to the
                                                                               mortgage loan

   TYPE / RECIPIENT (1)                 AMOUNT               GENERAL PURPOSE             SOURCE (2)                FREQUENCY
---------------------------  ------------------------------  ----------------  -----------------------------  --------------------
Servicing Advances / Master  To the extent of funds          Reimbursement of  With respect to each Mortgage    Time to time
Servicer                     available, the amount of any    Expenses          Loan, late recoveries of the
                             Servicing Advances.                               payments of the costs and
                                                                               expenses, liquidation
                                                                               proceeds, Subsequent
                                                                               Recoveries, purchase proceeds
                                                                               or repurchase proceeds for
                                                                               that Mortgage Loan (6)

Indemnification expenses /   Amounts for which the sellers,  Indemnification   Amounts on deposit on the             Monthly
the sellers, the master      the master servicer and                           Certificate Account
servicer and the depositor   depositor are entitled to
                             indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)      The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in February 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month preceding the month of that Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

         o to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

         o to principal of the classes or component of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes or component on the Distribution Date;

         o to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

         o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

         o   any remaining available amounts, to the Class A-R Certificates.

         "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

         o all scheduled installments of interest (net of the related Expense Fees which include premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

         o all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

         Pass-Though Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

         Class X Certificates

         The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.75%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.2459% per annum.

         The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.1432% per annum.

         The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.3998% per annum.

         Subordinated Certificates

         The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

         o 5.75% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate Class Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date,

         o 5.50% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the Class Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date, and

         o 6.00% multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the Class Certificate Balance of the group 3 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.7792% per annum.

         The Class PO Certificates are principal only certificates and will not bear interest.

         Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This interest entitlement for any interest-bearing class will be equal to the sum of:

             o interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

             o the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

         The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the related Class PO Component) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

         o any net prepayment interest shortfalls for that loan group and Distribution Date, and

         o the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

         With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

         A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement--Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

         A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

         Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share

(based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

         Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

         If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

         General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "Priorities of Distributions Among Certificates between the related Class PO Component and the related senior certificates (other than the related Class PO Component and the related notional amount certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

         The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

         DISCOUNT MORTGAGE
              LOANS          NET MORTGAGE RATE         NON-PO PERCENTAGE OF
           IN LOAN GROUP     FOR MORTGAGE LOAN        DISCOUNT MORTGAGE LOAN
         -----------------   -----------------   ----------------------------------
                1             Less than 5.75%    Net mortgage rate divided by 5.75%

                2             Less than 5.50%    Net mortgage rate divided by 5.50%

                3             Less than 6.00%    Net mortgage rate divided by 6.00%

         The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

             NON-DISCOUNT MORTGAGE             NET MORTGAGE RATE
              LOANS IN LOAN GROUP              FOR MORTGAGE LOAN
             ---------------------       ------------------------------
                       1                 Greater than or equal to 5.75%
                       2                 Greater than or equal to 5.50%
                       3                 Greater than or equal to 6.00%

         The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

               DISCOUNT MORTGAGE                 PO PERCENTAGE OF
              LOANS IN LOAN GROUP             DISCOUNT MORTGAGE LOAN
             ---------------------       ------------------------------
                      1                   (5.75% -- net mortgage rate)
                                                divided by 5.75%
                      2                   (5.50% -- net mortgage rate)
                                                divided by 5.50%
                      3                   (6.00% -- net mortgage rate)
                                                divided by 6.00%

         The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

         The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of

         (i)  the sum of the applicable Non-PO Percentage of

                  (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

                  (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

                  (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

                  (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                  (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

                  (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

         (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

         o    sequentially, in the following order of priority:

              (1) to the Class A-R Certificates, until its Class Certificate
                  Balance is reduced to zero;

              (2) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates,
                  pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

              (3) sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3
                  Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

              (4) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates,
                  pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

         o to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

         o to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

         Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

         If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

         The capitalized terms used herein shall have the following meanings:

         "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1,
(B) the Shift Percentage and (C) the Priority

Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage.

         "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4 and Class 1-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

         "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

         "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause
(i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

         "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

         "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

         "Prepayment Period" means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from January 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

         The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

         o the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
              (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

         o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                       o the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

                       o the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

         o    the sum of

                       o the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

                       o the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

         If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

         "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

         o any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

         o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

         The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

         The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

         The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the

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

related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due
Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to the second Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

         The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

         o for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

         o for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

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

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

         o the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

         o cumulative Realized Losses on the mortgage loans in each loan group do not exceed

                       o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of
                           (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

                       o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

                       o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

                       o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

                       o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

         The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

         Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component) that are not related to that loan group. They are described below:

         1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

         If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of those senior certificate groups. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates (other than the related Class PO Component) in each senior certificate group exceeds the sum of the Non-PO Balances for the related Undercollateralized Groups. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups (other than the Undercollateralized Group) remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

         Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

         2. Cross-Collateralization due to Rapid Prepayments

         On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, but after the first Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the senior certificates (other than the related Class PO Component) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates, other than the related Class PO Component, that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class

Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

         For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower payment priorities than such class.

         For any Distribution Date and any class of Subordinated Certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

         On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                                            Original
                                           Beneficial    Initial Credit    Applicable
                                          Interest in     Enhancement    Credit Support
                                         Issuing Entity      Level         Percentage
                                         --------------  --------------  --------------
         Senior Certificates............    96.70%           3.30%             N/A
         Class M........................     1.90%           1.40%            3.30%
         Class B-1......................     0.60%           0.80%            1.40%
         Class B-2......................     0.30%           0.50%            0.80%
         Class B-3......................     0.20%           0.30%            0.50%
         Class B-4......................     0.15%           0.15%            0.30%
         Class B-5......................     0.15%           0.00%            0.15%

         For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

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

         o    the sum of

                       o the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

                       o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

                       o the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
                           (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

                       o the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

         o reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

         On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

         Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

         o Available Funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group, and

         o a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

         If the Class PO Principal Distribution Amount on a Distribution Date for a Class PO Component is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

         The "PO Formula Principal Amount" for any Distribution Date and each of the Class PO Components will equal the sum of

         o    the sum of the applicable PO Percentage of

                       o all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

                       o the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

                       o the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

                       o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                       o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

                       o all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period, and

         o with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

ALLOCATION OF LOSSES

         On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

         For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

         The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

         o first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

         o second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

         Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

         A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.